SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

VESTIN GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

VESTIN GROUP, INC.
2901 EL CAMINO AVENUE
LAS VEGAS, NEVADA 89102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 21, 2002

Dear Stockholders:

We invite you to attend the Annual Meeting of Stockholders of Vestin Group, Inc., a Delaware corporation (the “Company”), on August 21, 2002, at 2:00 p.m., Pacific Standard Time, at Palace Station Hotel and Casino located at 1212 W. Sahara Blvd., Las Vegas, Nevada 89102. The purpose of the meeting is to:

1.	Elect ten (10) directors to serve for a one-year term;

2.	Ratify the selection of Ernst & Young LLP as the independent accountants for the Company;

3.	Approve an increase in the number of shares authorized to be issued pursuant to options granted under the Company’s 2000 Stock Option Plan from 600,000 shares to 1,500,000 shares; and

4.	Transact any other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

At the Annual Meeting you will hear a report on our operations and have a chance to meet your directors and executive officers.

The Board of Directors has fixed the close of business on July 16, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement(s) or adjournment(s) thereof. Shares may be voted at the meeting only if the holder is present at the meeting or by valid proxy.

This mailing includes the formal notice of the Annual Meeting, our 2001 Annual Report on Form 10-KSB and the Proxy Statement for the Annual Meeting.

Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement.

Very truly yours,

/s/ Michael V. Shustek
Michael V. Shustek

Chairman of the Board

July 17, 2002
Las Vegas, Nevada

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OF AMERICA.

ITEM 1. ELECTION OF DIRECTORS
ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
ITEM 3. INCREASE IN NUMBER OF SHARES OF COMMON STOCK SUBJECT TO 2000 STOCK OPTION PLAN

VESTIN GROUP, INC.
2901 EL CAMINO AVENUE
LAS VEGAS, NEVADA 89102

July 17, 2002

PROXY STATEMENT

This Proxy Statement is being furnished to stockholders of Vestin Group, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the 2002 Annual Meeting of Stockholders of the Company to be held on August 21, 2002, at 2:00 p.m., Pacific Standard Time, at Palace Station Hotel and Casino located at 1212 W. Sahara Blvd., Las Vegas, Nevada 89102, and any adjournment(s) or postponement(s) thereof (the “Annual Meeting”). A copy of the Notice of the Annual Meeting and the Company’s Form 10-KSB Annual Report filed with the Securities Exchange Commission on April 1, 2002 (the “Annual Report”) accompany this Proxy Statement. This Proxy Statement, the accompanying form of Proxy Card, the Notice of the Annual Meeting and the Annual Report are being mailed on or about July 19, 2002.

SOLICITATION AND VOTING OF PROXIES

Only stockholders of record at the close of business on July 16, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 5,366,848 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), were issued and outstanding.

The purpose of the Annual Meeting is to (i) elect directors, (ii) ratify the appointment of the Company’s independent accountants, (iii) approve an increase in the number of shares authorized to be issued pursuant to options granted under the Company’s 2000 Stock Option Plan from 600,000 shares to 1,500,000 shares, and (iv) conduct any other business properly raised before such meeting. Each stockholder present at the Annual Meeting, either in person or by proxy, will be entitled to one vote for each share of Common Stock held of record on the Record Date on each matter of business to be considered at the Annual Meeting. In order to conduct the business of the Annual Meeting, a majority of the Company’s outstanding shares eligible to vote must be represented at the meeting, either in person or by proxy (a “Quorum”).

Directors are elected by plurality vote. The ten (10) nominees receiving the largest number of votes will be elected as directors of the Company. Ratification of the appointment of the Company’s independent accountants requires approval by a majority of the Quorum and the increase in the number of shares of Common Stock subject to the 2000 Stock Option Plan requires approval by a majority of the Company’s issued and outstanding shares of Common Stock. Michael V. Shustek, the holder of approximately 60% of the Company’s Common Stock, intends to vote for the director nominees named below, for ratification of the appointment of the Company’s independent accountants, and for the increase in the number of shares of Common Stock subject to the 2000 Stock Option Plan.

All valid proxies received before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted in accordance with the specifications a stockholder makes on his or her proxy with respect to any matter to be acted upon. If no specification is indicated and authority to vote is not specifically withheld, the shares will be voted: (i) “for” the election of the persons named in the proxy to serve as directors; (ii) “for” the ratification of the appointment of Ernst & Young LLP as the independent accountants of the Company for the year ending December 31, 2002; and (iii) “for” the increase in the number of shares subject to the 2000 Stock Option Plan. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a Quorum and have the same effect as “no” votes in determining whether the proposals requiring a majority vote have been approved. The Board of Directors does not know of any matter, other than the election of directors, the ratification of independent accountants and the increase in the number of shares subject to the 2000 Stock Option Plan, that is expected to be presented for consideration at the Annual Meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written notice of revocation bearing a date later than the date of the proxy; (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the Annual Meeting and voting in person, provided that the stockholder notifies the Secretary of the stockholder’s intention to vote in person at any time prior to the voting of the proxy. In order to vote their shares in person at the meeting, stockholders who own their shares in “street name” or through someone else, must obtain a special proxy card from their broker.

The cost of soliciting proxies, including the cost of preparing and mailing the Notice of the Annual Meeting, the Proxy Statement, the Proxy Card and Annual Report will be paid by the Company. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile; they will not be compensated for such efforts.

ITEM 1. ELECTION OF DIRECTORS

The Company’s Bylaws provide for not less than one nor more than ten (10) directors. Currently, the Company has ten (10) directors. All of the nominees are now Directors of the Company and have served continuously since their first election or appointment. The Board of Directors has nominated Lance K. Bradford, Michael V. Shustek, Stephen J. Byrne, Robert J. Aalberts, John E. Dawson, Steve DuCharme, Robert L. Forbuss, Robert A. Groesbeck, James C. Walsh and Jan Jones for election as directors. The ten (10) nominees receiving the highest number of votes cast at the Annual Meeting will be elected. The elected directors will hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

The Proxyholders intend to vote their proxies for the election of the Board’s nominees unless the proxy provides instructions as to how the shares should be voted. If any nominee should become unavailable for any reason, which the Board of Directors does not anticipate, the proxies will be voted for any nominee(s) who may be selected by the Board of Directors prior to the Annual Meeting, or, if no such substitute is selected by the Board of Directors, for a motion to reduce the present membership to the number of nominees available. Set forth below is the name of each nominee, his or her age and his or her position in the Company.

NAME	POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION

Michael V. Shustek	Director, Chairman of the Board and Chief Executive Officer
Age 43
Director since 1999

Lance K. Bradford	Director, President, Chief Financial Officer and Treasurer
Age 35
Director since 1999

Stephen J. Byrne	Director and Chief Operations Officer
Age 45
Director since 1999

Robert J. Aalberts	Director
Age 51
Director since 1999

John E. Dawson	Director
Age 44
Director since 2000

Robert L. Forbuss	Director
Age 53
Director since 2000

Robert A. Groesbeck	Director
Age 41
Director since 2000

James C. Walsh	Director
Age 61
Director since 2001

Steve DuCharme	Director
Age 54
Director since 2001

Jan Jones	Director
Age 54
Director since 2002

The principal occupation and business experience for each nominee for at least the last five years is as follows:

Michael V. Shustek has been a director of Vestin Mortgage and Chairman of the Board of Directors, Chief Executive Officer and a director of the Company since April 1999. In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors and which continues today as the primary vehicle for his private investment portfolio. In 1997, Mr. Shustek was involved in the initial founding of Nevada First Bank, with the largest initial capital base of any new state charter in Nevada’s history. In 2000, Mr. Shustek co-authored a book, Trust Deed Investments, on the topic of private mortgage lending. Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also has taught a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.

On March 26, 1999, Del Mar Mortgage, a company controlled by Mr. Shustek, entered into a stipulated court order (the “Order”) with the State of Nevada, Department of Business and Industry, Financial Institutions Division (the “Division”) resolving a dispute regarding Del Mar Mortgage's alleged noncompliance with various Nevada regulatory authorities. Without admitting any facts, and solely to settle these matters, Del Mar Mortgage agreed to assure compliance with applicable Nevada law in its advertising solicitation of mortgage borrowers and in its making and servicing of mortgage loans. Vestin Group and Vestin Mortgage, as successors to the mortgage company business of Del Mar Mortgage, agreed to adhere to the terms of the Order. Del Mar Mortgage paid the Division an aggregate of $50,000 to cover the Division’s costs. The Order contained no findings of wrongful conduct by Del Mar Mortgage.

Lance K. Bradford has been the President of the Company since January 2001. In addition, Mr. Bradford has been a director, Treasurer and Secretary of Vestin Mortgage and the Chief Financial Officer, Treasurer, and a director of the Company since April 1999. From 1999 to 2000, Mr. Bradford was also the Corporate Secretary of the Company. Since 1992, Mr. Bradford has been a partner in L.L. Bradford & Company, Las Vegas, Nevada, a Certified Public Accounting firm that he founded. From 1988 to 1991, Mr. Bradford served as an accountant with Ernst & Young International. Mr. Bradford received a Bachelor of Science degree in Accounting from the University of Nevada, in Reno, Nevada.

Stephen J. Byrne has been the Chief Executive Officer of Vestin Mortgage and the Chief Operations Officer of the Company since January 2001. Mr. Byrne has also been a director of Vestin Mortgage since 1997 and of The Company since April 1999. From its inception in 1997 to 2000, Mr. Byrne was the President of Vestin Mortgage. From 1999 to 2000, Mr. Byrne also served as the President of the Company. Mr. Byrne joined Del Mar Mortgage in June 1998 as its Senior Lending Officer. In 1997, Mr. Byrne founded Capsource, Inc., a predecessor of Vestin Mortgage, which he owned and operated before joining Del Mar Mortgage. From 1991 to 1997, Mr. Byrne served as Vice President of Wells Fargo Bank and of its predecessor First Interstate Bank of Nevada. Mr. Byrne served in various capacities with First Interstate Bank, including Manager of the Diversified Asset Group based in Las Vegas and the commercial Diversified Asset Group in Houston, Texas. Mr. Byrne received a Bachelor of Science degree in Business Administration from Hastings College, Hastings, Nebraska.

Robert J. Aalberts has been a director of the Company since April 1999. Since 1991, Mr. Aalberts has held the Ernst Lied Professor of Legal Studies professorship at the University of Nevada, Las Vegas. From 1984 to 1991, Mr. Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, Louisiana. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Mr. Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; and he is the author of numerous legal articles, dealing with various aspects of real estate, business and the practice of law. Mr. Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana and received a Master of Arts from the University of Missouri. He is a member of the State Bar of Louisiana.

John E. Dawson has been a director of the Company since March 2000. Since 1995, Mr. Dawson has been a partner at the law firm of Marquis & Aurbach. Before joining Marquis & Aurbach, Mr. Dawson was affiliated with the law firm of Jeffrey L. Burr & Associates. Mr. Dawson co-authored the Asset Protection Guidebook for Attorneys and Accountants and has presented seminars on asset protection. Mr. Dawson received his Bachelor’s Degree from Weber State and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

Robert L. Forbuss has been a director of the Company since March 2000. Since February 1999, Mr. Forbuss has been the President of Strategic Alliances, a business and government affairs consulting organization. From March 1998 through February 1999, he was the President of Medical Transportation of America. From February 1997 to March 1998, Mr. Forbuss was the Chief Executive Officer of the Southwest Division of American Medical Response. From March 1994 to February 1997, he was Senior Vice President of Laidlaw

Medical Transportation, which had acquired Mercy Medical Services, Inc., a company that Mr. Forbuss founded, owned and managed for 22 years. The latter four companies are all in the business of providing emergency ambulance and transportation services. Mr. Forbuss received his Bachelor of Arts in Public Administration and Political Science from the University of California at Long Beach, California.

Robert A. Groesbeck has been a director of the Company since August 2000. Mr. Groesbeck received his Bachelor of Arts in Criminal Justice from the University of Nevada in 1985, his Juris Doctor from Thomas S. Cooley School of Law in 1990 and his Masters of Business Administration from National University in 1993. Mr. Groesbeck is the founder of Home Works, a full service home services company. From 1994 to June 2000, Mr. Groesbeck was the General Counsel of Republic Silver State Disposal, Inc. From 1993 to 1997, Mr. Groesbeck was the Mayor of Henderson, Nevada. Mr. Groesbeck currently serves on numerous charitable boards.

James C. Walsh has been a director of the Company since January 2001. Mr. Walsh has practiced law in New York City since 1966, after receiving his law degree from the University of Alabama. Mr. Walsh specializes in the representation of professional athletes and entertainers. Mr. Walsh has been the exclusive attorney, agent and business manager of Joe Namath since 1969. Mr. Walsh is a member of the New York and Louisiana Bar Associations.

Steven Ducharme has been a director of the Company since August 2001. Mr. DuCharme served as a member of the Nevada Gaming Control Board (the “Board”) for 10 years including two years as Chairman. First appointed to the Board on January 2, 1991 by Nevada Governor Bob Miller, he was reappointed to a second term in January 1995. He served as the law enforcement representative on the three-member Board. Mr. DuCharme was named Chairman of the Board on September 19, 1998 by Governor Miller and served two years as Chairman. With his retirement from the Board in January 2001, he concluded more than 30 years of public service in Nevada. Mr. DuCharme began his career in law enforcement in 1970 as a Deputy Sheriff with the Clark County Sheriff’s Office, which later became the Las Vegas Metropolitan Police Department (the “LVMPD”). During 20 years with the LVMPD, he spent 12 years working undercover investigating vice and narcotic activities. As a Sergeant, he was the supervising detective in the Fraud Unit and later the Sexual Assault Unit. Mr. DuCharme’s last assignment with the LVMPD was as the department’s spokesman through the Office of Public Information as well as being the Commander of the Crime Prevention Bureau. He retired from the LVMPD to accept the Governor’s appointment to the Board. Mr. DuCharme holds a B.A. degree in Criminal Justice from the University of Nevada, Las Vegas and an associate’s degree in Law Enforcement from Clark County Community College. He is also a graduate of the Southern Police Institute at the University of Louisville in Kentucky. Mr. DuCharme is currently an advisor to the faculty of the National Judicial College and also serves as an instructor. He is the past Chairman of the International Association of Gaming Regulators and past President of the Board of Trustees for the Nevada Treatment Center, a non-profit service for substance abuse.

Jan Jones has been a director of the Company since January 2002. Jones currently serves as Senior Vice President of Communications and Government Relations for Harrah’s Entertainment, Inc., a company traded on the New York Stock Exchange. In her capacity, Jones oversees government relations, public relations, community relations, employee communications and financial communications for 25 casinos across the country under the Harrah’s, Showboat, Rio and Harveys brand names. She is responsible for communicating the company’s position on critical issues facing both Harrah’s and the gaming industry. Prior to joining the company in November 1999, Jones held the elected public office of Mayor of the City of Las Vegas from 1991 until 1999. During her tenure as Mayor, Las Vegas was the fastest growing city in America. Jones is a graduate of Stanford University with a bachelor of arts degree in English. She has an extensive background in business administration, marketing, and business development.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES NAMED IN THIS PROPOSAL.

INFORMATION REGARDING THE BOARD OF DIRECTORS

During fiscal 2001, the Board of Directors met seven (7) times. All of the directors attended at least 75% of the meetings of the Board and the committees upon which they serve.

During fiscal 2001, the Company had an Audit Committee consisting of Messrs. Dawson, Forbuss and Aalberts. Mr. Dawson was the Chairman of the Audit Committee. The principal responsibilities of the Audit Committee include reviewing the Company’s financial reports, recommending to the Board selection of the Company’s independent accountants, reviewing with such accountants the scope and results of the audit engagement and procedures for ensuring their independence, establishing and monitoring the Company’s financial policies and control procedures and reviewing and monitoring the provision of non-audit services by the Company’s independent accountants. The members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards. During fiscal 2001, the Audit Committee had four (4) meetings. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to the Company’s Proxy Statement for 2001.

During fiscal 2001, the Company had a Compensation Committee consisting of Messrs. Byrne, Aalberts and Dawson. Mr. Aalberts was the Chairman of the Compensation Committee. The Compensation Committee oversees the design and implementation of all compensation, stock option, bonus and retirement plans and other compensation related issues for the Company. During fiscal 2001, the Compensation Committee had one (1) meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has discussed with management, Grant Thornton LLP (“GT”), the Company’s principal independent accountants for fiscal year 2001, and L.L. Bradford & Company (“LLB”), the accountants who perform the internal audit function for the Company, the adequacy and effectiveness of the Company’s internal accounting and financial controls. In addition, the Audit Committee has discussed and reviewed with GT all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and, with and without management present, discussed and reviewed the results of GT’s examination of the consolidated financial statements. The Audit Committee has also discussed the results of any internal audit findings with LLB.

The Audit Committee has received from GT the written disclosures and a letter describing all relationships between GT and the Company that might bear on GT’s independence consistent with the Independence Standards Board Standard No.1, Independence Discussions with Audit Committees. The Audit Committee has discussed with GT any relationships or services that may impact the objectivity and independence of GT.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year 2001 to be filed with the Securities and Exchange Commission.
John E. Dawson, Chairman Robert L. Forbuss Robert J. Aalberts

AUDIT AND NON-AUDIT FEES

For the year ended December 31, 2001, the Company incurred the following fees for services rendered by Grant Thornton LLP:

Audit fees	$168,000
Tax related services	$0
Financial information systems design and implementation	$0
All other fees	$0

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS
AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of the Company’s Common Stock, as of May 31, 2002 by all persons known by the Company to own more than 5% of the Company’s outstanding Common Stock, as well as by each director and executive officer who owns shares of Common Stock and by all directors and officers as a group: Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

			Percentage of
			Common Stock
	Common Stock		Beneficially
Name	Beneficially Owned		Owned(1)

Michael V. Shustek, Chairman, Chief Executive Officer and Director of the Company	4,267,499	(2)	66.3%
2901 El Camino Avenue
Las Vegas, Nevada 89102
Stephen J. Byrne, Chief Operations Officer and Director of the Company and Chief Executive Officer of Vestin Mortgage	130,200	(3)	2.3%
2901 El Camino Avenue
Las Vegas, Nevada 89102
Ira S. Levine, Executive Vice President of Legal and Corporate Affairs and Corporate Secretary of the Company	175,100	(4)	3.1%
2901 El Camino Avenue
Las Vegas, Nevada 89102
Peggy S. May, President of Vestin Mortgage	88,875	(5)	1.6%
2901 El Camino Avenue
Las Vegas, Nevada 89102
Lance K. Bradford, Director, President, Chief Financial Officer and Treasurer of the Company and Director of Vestin Mortgage	30,000		*
2901 El Camino Avenue
Las Vegas, Nevada 89102
Stephen A. Schneider, Vice President of Vestin Mortgage	30,000	(6)	*
2901 El Camino Avenue
Las Vegas, Nevada 89102
Michael J. Whiteaker, Vice President of Regulatory Affairs of the Company	33,634	(7)	*
2901 El Camino Avenue
Las Vegas, Nevada 89102
Robert J. Aalberts, Director of the Company	11,700	(8)	*
2901 El Camino Avenue
Las Vegas, Nevada 89102
John E. Dawson, Esq., Director of the Company	20,050	(9)(10)	*
2901 El Camino Avenue
Las Vegas, Nevada 89102
Robert L. Forbuss, Director of the Company	10,000	(11)	*
2901 El Camino Avenue
Las Vegas, Nevada 89102
Robert A. Groesbeck, Director of the Company	10,000	(12)	*
2901 El Camino Avenue
Las Vegas, Nevada 89102

			Percentage of
			Common Stock
	Common Stock		Beneficially
Name	Beneficially Owned		Owned(1)

James C. Walsh, Director of the Company	1,200,000	(13)	18.1%
2901 El Camino Avenue
Las Vegas, Nevada 89102
Steven Ducharme, Director of the Company	5,000	(14)	*
2901 El Camino Avenue
Las Vegas, Nevada 89102
Jan Jones, Director of the Company	5,000	(15)	*
2901 El Camino Avenue
Las Vegas, Nevada 89102
All directors and executive officers as a group (14 persons)	6,017,058	(16)	74.7%

*	Less than 1%

(1)	Based upon 5,441,048 shares outstanding on May 31, 2002.

(2)	Includes warrants to purchase up to 1,000,000 shares of Common Stock.

(3)	Includes options to purchase up to 100,000 shares of Common Stock.

(4)	Includes options to purchase up to 150,000 shares of Common Stock.

(5)	Includes options to purchase up to 45,000 shares of Common Stock.

(6)	Includes options to purchase up to 30,000 shares of Common Stock.

(7)	Includes options to purchase up to 33,334 shares of Common Stock.

(8)	Includes options to purchase up to 10,000 shares of Common Stock.

(9)	Includes options to purchase up to 10,000 shares of Common Stock.

(10)	Includes 1,850 shares of Common Stock owned by a family partnership indirectly controlled by Mr. Dawson.

(11)	Includes options to purchase up to 10,000 shares of Common Stock.

(12)	Includes options to purchase up to 10,000 shares of Common Stock.

(13)	Includes warrants to purchase up to 1.2 million shares of Common Stock granted to Planned Licensing, Inc. (“PLI”). Mr. Walsh has a majority equity interest in PLI.

(14)	Includes options to purchase up to 5,000 shares of Common Stock.

(15)	Includes options to purchase up to 5,000 shares of Common Stock.

(16)	Includes warrants and options to purchase up to 2,618,334 shares of Common Stock.

EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal year ended December 31, 2001 to the Company’s Chief Executive Officer and the next four most highly compensated executive officers (the “Named Officers”).

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
		Salary	Bonus	Compensation	Award(s)	Options/SARs	Payouts	Compensation
Name and Principal Position	Year	($)	($)	(2)	($)	(#)	($)	($)

Michael V. Shustek
Chief Executive Officer of the Company (1)	2001	852,000	20,529		0	500,000	0	0
	2000	884,500	40,000		0	500,000	0	0
	1999	720,000	0		0	0	0	0
Stephen J. Byrne
Chief Executive Officer of Vestin Mortgage (1)	2001	332,908	22,406		0	0	0	0
	2000	240,000	142,081		0	100,000	0	0
	1999	240,000	171,515		0	0	0	0
Lance K. Bradford
President of the Company	2001	296,500	2,597		0	0	0	0
	2000	228,994	0		0	0	0	0
	1999	0	0		0	0	0	0
Peggy S. May
President of Vestin Mortgage (1)	2001	132,667	29,000		0	35,000	0	0
	2000	118,800	13,500		0	10,000	0	0
	1999	0	0		0	0	0	0
Ira S. Levine
Executive Vice President of Legal and
Corporate Affairs and Secretary of the
Company	2001	262,500	0		78,500 (3)	0	0	0
	2000	0	0		0	150,000	0	0
	1999	0	0		0	0	0	0

(1)	The compensation for Messrs. Shustek and Byrne includes compensation for services rendered to Vestin Mortgage and other affiliates of the Company. Of the amounts set forth above, Mr. Shustek received $639,000 of his total compensation for services rendered to Vestin Mortgage, and Mr. Byrne received all his compensation for services rendered to Vestin Mortgage. Ms. May provided services to and received her compensation directly from Vestin Mortgage and Vestin Capital, Inc.

(2)	None of the Named Officers received other annual compensation exceeding the lesser of $50,000 or 10% of their salary and bonus for the relevant year.

(3)	Mr. Levine was issued 25,000 restricted shares of the Company’s Common Stock on October 3, 2001; unrestricted shares had a market value of $3.14 per share on the date of issue. Such shares were not compensation for services rendered by Mr. Levine in 2001; rather, they were issued to Mr. Levine pursuant to his original arrangement with the Company when he agreed to become an officer of the Company.

OPTION AND WARRANT GRANTS

     The following Option and Warrant/SAR Grants Tables set forth the individual grants of stock options made in fiscal 2001 to the Named Officers.

Option & Warrant/SAR Grants in Fiscal Year 2001
(Individual Grants)

	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options/SARs	Employees	Exercise or Base	Expiration
Name	Granted(#)	In Fiscal 2001	Price($/SH)	Date

Michael V. Shustek	500,000	83.0%	$5.07	11/15/11

Stephen J. Byrne	0	0	0	0

Lance K. Bradford	0	0	0	0

Peggy S. May	35,000	6.0%	$5.07	11/15/11

Ira S. Levine	0	0	0	0

DIRECTORS FEES

The Company’s employees receive no extra pay for serving as directors. Each non-employee director receives $1,500 per monthly meeting, which includes personal attendance at one monthly board meeting. Each outside director (except for James C. Walsh) receives 15,000 options to acquire the Company’s Common Stock at the then fair market value on the date the non-employee director is elected to the Board. The Company provides directors’ and officers’ liability insurance of $5,000,000 and also has agreed to indemnify each director to the fullest extent of Delaware law.

EMPLOYMENT AGREEMENTS

Michael V. Shustek entered into an Employment Agreement with the Company in December 1999 as Chief Executive Officer of the Company. Pursuant to the agreement, Mr. Shustek is entitled to receive a minimum annual salary of $720,000 and such additional salary as the Board of Directors deems appropriate. Mr. Shustek is also entitled to receive an automobile allowance in the amount of $1,000 per month during the term of the agreement. The agreement additionally provides that Mr. Shustek is to receive warrants to purchase up to 500,000 shares of the Company’s Common Stock each year during the term of the agreement. The agreement terminates on November 30, 2002, but will continue for successive one-year periods unless either the Company or Mr. Shustek provides thirty days notice.

On November 3, 1998, Stephen J. Byrne entered into an Employment Agreement with the Company to serve as its Chief Loan Officer for the operation of the mortgage broker business in the State of Nevada. The terms of such employment include an annual salary of $240,000 and performance bonuses as the Board of Directors deems appropriate. The agreement is terminable by either the Company or Mr. Byrne with thirty days notice.

Lance K. Bradford entered into an Employment Agreement with the Company on April 1, 2000 to serve as Chief Financial Officer of the Company. Pursuant to the agreement, Mr. Bradford is entitled to receive an annual salary of $296,000 and performance bonuses as the Board of Directors deems appropriate. Mr. Bradford is also entitled to receive an automobile allowance in the amount of $1,000 per month during the term of the agreement. The agreement terminates March 31, 2003 but will continue for successive one year periods unless either the Company or Mr. Bradford provides thirty days notice.

Peggy S. May entered into an Employment Agreement with the Company, with an effective date of July 1, 2002, to serve as President of Vestin Mortgage. The term of the agreement begins on July 1, 2002 and ends on December 31, 2004. Pursuant to the agreement, Ms. May is entitled to receive an annual salary of $160,000, subject to review by the Board of Directors. Ms. May is also eligible for bonuses but subject to the discretion of the Board of Directors. The agreement additionally provides that Ms. May is to receive one-year salary if the Company terminates the agreement without cause.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 27, 1999, the Company entered into a non-renewable transition agreement (the “Agreement”) with Del Mar Mortgage, Inc., a company wholly owned by the Company’s Chief Executive Officer and majority stockholder. The Agreement required the Company to pay Del Mar Mortgage, Inc. 25% of loan origination fees earned from April 27, 1999 through October 26, 1999 and 12.5% of such fees from October 27, 1999 through April 26, 2000. The Agreement also required the Company to remit to Del Mar Mortgage, Inc. all future loan servicing and extension fees recognized on loans placed by the Company prior to April 27, 1999. The Agreement terminated on April 26, 2000. The Company incurred $286,580 in fees related to the Agreement for the year ended December 31, 2000, which was recorded as part of general and administrative expenses in the consolidated financial statements.

The Company had approximately $352,000 due from Mr. Shustek, the majority stockholder and Chief Executive Officer of the Company, at December 31, 2001. These balances bore no interest and were due on demand. Such indebtedness was incurred prior to the Company becoming a public company when the Company advanced to Mr. Shustek funds necessary to enable him to pay taxes on undistributed S corporation income. The largest amount outstanding on such indebtedness during the past year was $352,000. As of May 10, 2002, such indebtedness was paid in full by Mr. Shustek.

The Company had a note receivable totaling $250,964 due from an employee of the Company at December 31, 2001. The note is unsecured, matures on April 19, 2004 and bears interest at 10%. Interest only payments are made on a semi-annual basis with the principal along with any accrued interest due as a lump sum on the date of maturity. Such indebtedness was incurred as a result of an advancement of funds to such employee to enable him to purchase his residence. The largest amount outstanding on such indebtedness during the past year was $250,964.

The Company has approximately $222,000 due from Vestin Fund II, LLC, which represents start-up costs advanced on behalf of Vestin Fund II, LLC and which amount was included as part of due from related parties of $486,613 at December 31, 2001. This balance bears no interest and is due on demand.

The Company has an investment in Prepaid Advisors.com, a financial services start-up company, of $453,500 recorded at cost as of December 31, 2001. President and Chief Financial Officer of the Company previously had a controlling equity interest in Prepaid Advisors.com and is Chairman of that company’s board.

The Company has an investment in an internet credit reporting start-up company of $150,000 recorded at cost as of December 31, 2001. The President of Creditmart.com is a stockholder and former Director of the Company.

The Company has an investment in a mortgage loan to an entity that is 100% owned by the Company’s Chief Executive Officer. The note has a face value of $669,310, bears interest at 13.5% and matures in January 2003. At December 31, 2001, this note was delinquent more than 90 days with respect to interest payments. The Company’s investment in this mortgage loan was $69,310 at December 31, 2001, and the remaining portion of the loan amount totaling $600,000 was funded by another entity owned 100% by the Chief Executive Officer of the Company. The note is secured by a first deed of trust on the property and has a loan to value ratio of approximately 32%.

During 2001, the Company borrowed $5,000,000 from an investor in Vestin Fund I, LLC and Vestin Fund II, LLC. In November 2001, such loan was converted into Series A Convertible Preferred Stock of the Company. The interest rate on such loan was 12%.

In 2001, two shareholders of the Company proposed to resell to the Company 155,400 shares of the Company’s common stock under the Company’s stock repurchase program. Prior to being contacted by these shareholders, a consultant of the Company expressed interest in acquiring the Company’s stock. In order to facilitate this transaction, the Company transferred its interests in certain trust deeds in the amount of $940,710 to the selling stockholders and received a recourse promissory note from the consultant for $940,710 secured by the 155,400 shares acquired by the consultant. In December 2001, the 155,400 shares were returned to the Company in satisfaction of the promissory note, and the shares were retired. No gain or loss was recorded on this transaction.

During 2001, the Company paid approximately $54,200 for legal fees to a law firm in which the Executive Vice President of Legal and Corporate Affairs of the Company has an equity ownership.

During 2001, the Company paid $150,000 for outsourced financial reporting and accounting services (i.e., SEC and financial reporting, taxation, and other consulting matters) to an accounting firm majority owned by the President and Chief Financial Officer of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s outstanding Common Stock to file reports of ownership and changes in ownership with the SEC within specified time periods. Such officers, directors and beneficial stockholders must also furnish copies of those reports to the Company.

Based solely on a review of the copies of reports furnished to the Company, the Company believes that during the preceding year all filing requirements for executive officers, directors and over 10% stockholders were met, except that Michael V. Shustek filed the Statements of Changes in Beneficial Ownership on Form 4 for September and October 2001 on November 16, 2001, and that Ira S. Levine filed the Statement of Changes in Beneficial Ownership on Form 4 for October 2001 on November 16, 2001.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Effective April 18, 2002, the Board of Directors of the Company approved the engagement of Ernst & Young LLP as the Company’s independent accountants for the year ending December 31, 2002 to replace the firm of Grant Thornton LLP, which was dismissed as the independent accountants of the Company effective April 18, 2002. The Audit Committee of the Board of Directors of the Company had recommended the change of the independent accountants to the Board of Directors. The Board of Directors recommends that the stockholders vote for ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002. A representative of Ernst & Young LLP is expected to be at the Annual Meeting and will be permitted to make a statement to the stockholders if such representative desires and to respond to any appropriate questions addressed by stockholders to the accountants.

The firm of Grant Thornton LLP audited the Company’s financial statements for the past two fiscal years. The reports of Grant Thornton LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or application of accounting principles. In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2001 and 2000, and during the period from January 1, 2002 through April 18, 2002, there were no disagreements with Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the matter in their report. Except for the matters reported in the following paragraph, during the two fiscal years ended December 31, 2001 and 2000, and during the period from January 1, 2002 through April 18, 2002, there have been no reportable events as defined in SEC Regulation S-K Rule 304(a)(1)(v).

Grant Thornton LLP has informed the Company of certain matters which Grant Thornton LLP considers to be reportable conditions as follows: (a) the Company’s internal controls failed to ensure (i) that certain related party transactions were appropriately and timely documented and approved by the Board of Directors of the Company prior to being executed and recorded in the financial records of the Company and that such transactions were not properly identified as related party transactions when initially recorded in the financial records of the Company, and (ii) that certain transactions outside the normal course of business were correctly recorded when initially entered into the financial records of the Company; (b) lack of periodic reconciliation of accounts resulted in a significant number of adjustments after the books were closed at year end; (c) checks were being written with verbal approval only, and written documentation of approval was not always retained for such checks; and (d) the amount being paid to one of the officers of the Company exceeded by approximately $35,000 the compensation specified in that officer’s employment contract. Items (a) and (b) above were raised in a Reportable Condition and Advisory Comments letter issued by Grant Thornton LLP to the Company for the fiscal year ended December 31, 2001 (the “2001 Management Letter”), and items (c) and (d) above were raised in a management letter issued by Grant Thornton LLP to the Company for the fiscal year ended December 31, 2000. Although a draft of the 2001 Management Letter was circulated by Grant Thornton LLP to the Company on April 11, 2002 and a letter discussing audit adjustments was delivered to the Company’s Audit Committee on April 5, 2002, the final 2001 Management Letter was not received by the Company until May 8, 2002. Grant Thornton LLP had previously discussed the substance of items (a) and (b) above with the Company’s Board of Directors and the chairman of the Company’s Audit Committee. Items (c) and (d) above were also discussed with the Company’s Audit Committee and the Board of Directors. All of the foregoing correspondence has been delivered to Ernst & Young LLP and the Company’s Audit Committee is currently discussing such matters with Ernst & Young LLP. Also, the Company has authorized Grant Thornton LLP to respond fully to the inquiries of Ernst & Young LLP concerning such matters.

The Company believes that the foregoing internal control matters did not result in any material inaccuracies in its published financial statements and that, through the implementation of improved internal control procedures, the Company has adequately addressed the matters raised by Grant Thornton LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

ITEM 3. INCREASE IN NUMBER OF SHARES OF COMMON STOCK SUBJECT TO 2000 STOCK OPTION PLAN

Introduction

At the Annual Meeting there will be presented to Stockholders a proposal to approve an increase in the number of shares authorized to be issued pursuant to the Company’s 2000 Stock Option Plan (the “Plan”). The Plan was originally adopted by the Board of Directors on July 28, 1999 and the shareholders authorized the issuance of up to 600,000 shares of Common Stock pursuant to options granted under the Plan (“Options”). The Plan provides for the issuance of both Incentive Stock Options and Non-Qualified Options as those terms are defined in the Internal Revenue Code of 1986, as amended (the “Code”).

The Plan is intended to promote the interests of the Company and its stockholders by providing incentives to key employees, directors and consultants of the Company and its subsidiaries, on whose judgment, initiative, and efforts the successful conduct of the business of the Company depends. These employees, as well as directors and consultants are responsible for the management, growth, and protection of the business, and the Plan provides those individuals with appropriate incentives and rewards to encourage them to maximize their performance and efforts for the Company.

Options to acquire 589,000 shares of Common Stock have been granted under the Plan as of May 31, 2002. The Company’s management believes that additional shares should be authorized in order to accommodate the Company’s growth and to provide incentives to key employees, directors and consultants of the Company and its subsidiaries. Accordingly, the Board has recommended increasing to 1,500,000 the number of shares authorized to be issued under the Plan.

The full text of the Plan appears as Exhibit A to this Proxy. The principal features of the Plan are summarized below, but the summary is qualified in its entirety by the full text of the Plan.

Administration

The Plan shall be administered by the Board of Directors. The Board of Directors may appoint the Compensation Committee or another committee of the Board of Directors (the “Committee”) of two or more of its independent members to administer the Plan. Subject to the terms of the Plan, the Board of Directors or the Committee may determine and designate those employees, directors and consultants of the Company and its subsidiaries to whom options should be granted and the nature and terms of the options to be granted. The Board of Directors or the Committee, subject to the express provisions of the Plan, may at any time, or from time to time, suspend or terminate the Plan in whole or in part, or amend it in whatever respects the Board of Directors or Committee deems appropriate. However, no amendment, suspension or termination of the Plan shall, without the Participant’s (as defined in the Plan) consent, alter or impair any of the rights or obligations under any option award granted to a Participant under the Plan.

Stock Subject to the Plan

The stock subject to Options (as defined in the Plan) under the Plan shall be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares that may be issued by the Board of Directors or the under the Plan is currently 600,000 shares, subject to increase if this proposal is approved. On June 21, 2002, the last reported sale price for the Common Stock on the NASDAQ was $9.02 per share.

Option Grants

Options may be granted to any employees, directors or consultants of the Company as the Board of Directors or the Committee may determine. Executive officers, including the Named Officers, and directors of the Company may receive option grants under the Plan. However, the benefit they may receive is not determinable at this time as all option grants are subject to the discretion of the Board of Directors or the Committee.

Exercise of Stock Options

The exercise price per share as specified in the grant agreement for each Option granted under the Plan shall be determined by the Board of Directors or the Committee. However, the exercise price per share of each Incentive Stock Option granted under the Plan shall not be less than the fair market value, as defined in the Plan, per share of Common Stock on the date of the grant for Incentive Stock Options and grants to Independent Directors; and 110% of the fair market value of a share of Common Stock for each Incentive Stock Option granted to an individual owning more than 10% of the total combined voting power of all classes of stock of the Company.

Subject to earlier termination upon termination of employment and the Incentive Stock Option limitations as provided in the Plan, each Option shall expire on the date specified by the Board of Directors or the Committee which shall be no later than ten years from the date of grant for Independent Directors and Incentive Stock Options and five years for a grant to an individual then owning more than 10% the combined voting power of all classes of stock of the Company.

The Option shall either be fully exercisable on the date of grant or shall be exercisable thereafter in such installments as the Board of Directors or Committee may specify. No portion of an Option that has not been exercised at Termination of Employment, Termination of Directorship or Termination of Consultancy shall thereafter be exercisable except as otherwise provided by the Committee. After the death of a Optionee, any exercisable portion of an Option, prior to its expiration, may be exercised by his or her personal representative or any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

Change in Control

Subject to any required action by the stockholders of the Company, if the Company is to be consolidated with or acquired by another entity in a merger, or there is to be a sale of all or substantially all of the Company’s assets or otherwise, the Committee or the Board of Directors may either by agreement or by action taken before the triggering transaction (i) make appropriate provision for the continuation of the Options by substituting before the event (whether or not then exercisable) on an equitable basis for the shares then subject to the Options the consideration for the outstanding shares of Common Stock in connection with an acquisition (as defined in the Plan); (ii) upon written notice to the Optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of the notice, at the end of which period the Options shall terminate; (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price; or (iv) any combination of (i), (ii) and (iii).

Income Tax Consequences

Incentive Stock Options granted under the Plan are intended to be qualified incentive stock options under the provisions of Section 422 of the Code. All other options granted under the Plan are Non-Qualified Options not entitled to special tax treatment under Section 422 of the Code. Generally, the grant of an Incentive Stock Option will not result in taxable income for income tax purposes to the recipient at the time of the grant, and the Company will not be entitled to an income tax deduction at such time. Generally, the grant of Non-Qualified Options will not result in taxable income to the recipient at the time of the grant and the Company will be entitled to an income tax deduction at such time.

When Incentive Stock Options granted under the Plan are exercised, the recipient will not be treated as receiving any taxable income, and the Company will not be entitled to an income tax deduction. Upon the exercise of a Non-Qualified Option, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of the Company’s Common Stock at the time of exercise over the exercise price. The ordinary income recognized by an employee is subject to withholding and employment taxes. The Company will receive an income tax deduction for the amount of ordinary income recognized by the recipient at the time and in the amount that the recipient recognizes such income to the extent permitted by Section 162(m) of the Code.

Upon the later disposition of the shares received upon exercise of an Option, any differences between the tax basis of the shares and the amount realized on the disposition is generally treated as long-term or short-term capital gain or loss, depending on the holding period of shares of Common Stock. Nevertheless, if the shares subject to an Incentive Stock Option are disposed of before the expiration of two years from the date of grant and one year from the date of exercise, the gain realized on the disposition will be treated as ordinary income to the Participant and the Company will receive a corresponding income tax deduction.

The description above is intended to summarize the general principles of current federal income tax law applicable to options that may be granted under the Plan. The tax consequences of awards made under the Plan are complex, subject to change, and may vary depending on the taxpayer’s particular circumstances.

Required Vote

The affirmative vote of a majority of the outstanding voting shares is required for the adoption of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED PURSUANT TO THE 2000 STOCK OPTION PLAN FROM 600,000 SHARES TO 1,500,000 SHARES.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxyholders will vote in accordance with their judgment.

The Annual Report of the Company, which accompanies this Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered part of these proxy-soliciting materials.

The Company will provide upon written request, without charge to each stockholder of record as of the Record Date, any exhibits listed in the Annual Report. Any such request should be directed to the Company’s Secretary at the Company’s executive offices located at 2901 El Camino Avenue, Las Vegas, Nevada 89102.

In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any stockholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.

STOCKHOLDER PROPOSALS — 2003 ANNUAL MEETING

If any stockholder desires to submit a proposal for action at next year’s annual meeting, it must be received by the Secretary of the Company, at the Company’s corporate offices located at 2901 El Camino Avenue, Las Vegas, Nevada 89102, on or before March 18, 2003.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

/s/ Ira S. Levine

Ira S. Levine Executive Vice President of Legal and Corporate Affairs and Secretary

Dated: Las Vegas, Nevada

July 17, 2002

EXHIBIT A

THE VESTIN GROUP, INC. 2000 STOCK OPTION PLAN

     Vestin Group, Inc., a Delaware corporation, has adopted The Vestin Group, Inc. 2000 Stock Option Plan (the “Plan”), effective August 1, 2000, for the benefit of its eligible employees, consultants, officers and directors. The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below), Independent Directors (as such term is defined below) and consultants and a second solely for the benefit of Independent Directors.

     The purposes of this Plan are as follows:

     (1)  To provide an additional incentive for directors, key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

     (2)  To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE 1

DEFINITIONS

     1.1 General. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

     1.2 Board. “Board” shall mean the Board of Directors of the Company.

     1.3 Change in Control. “Change in Control” shall mean a change in ownership or control of the Company effected through either of the following transactions:

          (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept;

or

          (b) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     1.4 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

     1.5 Committee. “Committee” shall mean the Board or any Compensation Committee of the Board, or another committee, or a subcommittee of the Board, appointed as provided in Section 6.1.

     1.6 Common Stock. “Common Stock” shall mean the common stock of the Company.

     1.7 Company. “Company” shall mean Vestin Group, Inc., a Delaware corporation.

     1.8 Corporate Transaction. “Corporate Transaction” shall mean any of the following stockholder-approved transactions to which the Company is a party:

          (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

          (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

          (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

     1.9 Director. “Director” shall mean a member of the Board.

     1.10 Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

     1.11 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     1.12 Fair Market Value. “Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of grants to Independent Directors) acting in good faith.

     1.13 Incentive Stock Option. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

     1.14 Independent Director. “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

     1.15 Non-Qualified Stock Option. “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

     1.16 Option. “Option” shall mean a stock option granted under Article III of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

     1.17 Optionee. “Optionee” shall mean an Employee, consultant or Independent Director granted an Option under this Plan.

     1.18 Plan. “Plan” shall mean The Vestin Group, Inc. 2000 Stock Option Plan.

     1.19 QDRO. “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     1.20 Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     1.21 Subsidiary. “Subsidiary” shall mean (i) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) any partnership or limited liability company in which the Company (A) directly or indirectly holds a managing partner or managing member interest or (B) is entitled to 50 percent or more of the profits or assets upon dissolution.

     1.22 Termination of Consultancy. “Termination of Consultancy” shall mean the time when the engagement of an Optionee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

     1.23 Termination of Directorship. “Termination of Directorship” shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

     1.24 Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between an Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE 2

SHARES SUBJECT TO PLAN

     2.1 Shares Subject to Plan. The shares of stock subject to Options shall be Common Stock, initially shares of the Company’s Common Stock. The aggregate number of such shares which may be issued upon exercise of such options under the Plan shall not exceed Six Hundred Thousand (600,000) shares of Common Stock. The shares of Common Stock issuable upon exercise of such options may be either previously authorized but unissued shares or treasury shares.

     2.2 Add-back of Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options or other awards which are adjusted pursuant to Section 10.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under this Plan, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

ARTICLE 3

GRANTING OF OPTIONS

     3.1 Eligibility. Any Employee, Independent Director or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option.

     3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

     3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No Incentive Stock Option shall be granted to any person who is not an Employee.

     3.4 Granting of Options:

          (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

               (i) Determine which Employees are key Employees and select from among the key Employees, Independent Directors or consultants (including Employees, Independent Directors or consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

               (ii) Determine the number of shares to be subject to such Options granted to the selected key Employees, Independent Directors or consultants;

               (iii) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

               (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

          (b) Upon the selection of a key Employee, Independent Director or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee, Independent Director or consultant that the Employee, Independent Director or consultant surrender for cancellation some or all of the unexercised Options, or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

          (c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

ARTICLE 4

TERMS OF OPTIONS

     4.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of grants to Independent Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

     4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and (iii) in the case of grants to Independent Directors, such price shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; provided, however, that the price of each share subject to each Option granted to Independent Directors on the date of the initial public offering of Common Stock shall equal the initial public offering price per share of Common Stock.

     4.3 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that, (i) in the case of grants to Independent Directors, the term shall be ten (10) years from the date the Option is granted, and (ii) in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

     4.4 Option Vesting:

          (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option may be exercisable.

          (b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable; shall thereafter become exercisable, except as may be otherwise provided by the Committee in the case of Options granted to Employees, Independent Directors or consultants either in the Stock Option Agreement or by action of the Committee following the grant of the Option.

          (c) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000.00, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

     4.5 Consideration. In consideration of the granting of an Option, the Committee may require the Optionee to agree, in the written Stock Option Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the

Company or any Subsidiary for a period of at least one year after the Option is granted or, in the case of an Independent Director, to the end of such Independent Director’s current Board term (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Committee or the Board following grant of the Option). Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

     4.6 Other Terms. The Stock Option Agreement may contain such other terms and conditions as the Committee may deem appropriate, including, but not limited to, the granting of rights to require the Company to register the securities received upon exercise; provided, however, that no term may be included which would violate the terms of this Plan or any applicable law.

ARTICLE 5

EXERCISE OF OPTIONS

     5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

     5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

          (a) A written notice complying with the applicable rules established by the Committee (or the Board, in the case of Options granted to Independent Directors pursuant to Section 3.4(d)) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

          (b) Such representations and documents as the Committee (or the Board, in the case of Options granted to Independent Directors, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c) In the event that the Option shall be exercised pursuant to Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

          (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board, in the case of Options granted to Independent Directors) may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; or (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof.

     5.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

          (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or Board, in the case of Options granted to Independent Directors) shall, in its absolute discretion; determine to be necessary or advisable;

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors may establish from time to time for reasons of administrative convenience; and

          (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

     5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

     5.5 Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

ARTICLE 6

ADMINISTRATION

     6.1 Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is (i) a “non-employee director” (as defined by Rule 16b-3), (ii) to the extent required by the applicable provisions of Rule 16b-3, a “disinterested person” (as defined by Rule 16b-3) and (iii) an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     6.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to grants to Independent Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

     6.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

     6.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or Options, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE 7

MISCELLANEOUS PROVISIONS

     7.1 Not Transferable. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

          During the lifetime of the Optionee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Optionee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

     7.2 Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 7.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 7.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Options theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

          (a) The expiration of ten years from the date the Plan is adopted by the Board; or

          (b) The expiration of ten years from the date the Plan is approved by the Company’s stockholders under Section 7.4.

     7.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a) Subject to Section 7.3(d), in the event that the Committee (or the Board, in the case of grants to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole discretion (or in the case of grants to Independent Directors, the Board’s sole discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee (or the Board, in the case of grants to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued), (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option.

          (b) Subject to Sections 7.3(b)(vii) and 7.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 7.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of grants to Independent Directors) in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of grants to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

               (i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of grants to Independent Directors) may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the optionee’s request, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the optionee’s rights had such option, right or award been currently exercisable or payable or fully vested or the replacement of such option, right or award with other rights or property selected by the Committee (or the Board, in the case of grants to Independent Directors) in its sole discretion;

               (ii) In its sole and absolute discretion, the Committee (or the Board, in the case of grants to Independent Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

               (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of grants to Independent Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such option, right or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the provisions of such Option;

               (iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of grant to Independent Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

               (v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of grants to Independent Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options which may be granted in the future.

               (vi) None of the foregoing discretionary terms of this Section 7.3(b) shall be permitted with respect to Options granted to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a Change in Control or a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 7.3(b)(iii) above, each Option granted to an Independent Director shall be exercisable as to all shares covered thereby upon such Change in Control or during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in Section 4.4 or the vesting schedule of such Options. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 7.3(b)(ii) above, no Option granted to an Independent Director may be exercised following such Corporate Transaction unless such Option is, in connection with such Corporate Transaction, either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

          (c) Subject to Section 7.3(d) and 7.8, the Committee (or the Board, in the case of grants to Independent Directors) may, in its discretion, include such further provisions and limitations in any Option as it may deem equitable and in the best interests of the Company.

          (d) With respect to Incentive Stock Options and Options intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 7.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option or stock appreciation right to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto.

Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of grants to Independent Directors) determines that the option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any option, right or award shall always be rounded to the next whole number.

          (e) In the event of any Corporate Transaction, each outstanding Option shall, immediately prior to the effective date of the Corporate Transaction, automatically become fully exercisable for all of the shares of Common Stock at the time subject to such rights or fully vested, applicable, and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding right shall not so accelerate if and to the extent:

               (i) such right is, in connection with the Corporate Transaction, either to be assumed by the successor or survivor corporation (or parent thereof) or to be replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent thereof) or (ii) the acceleration of exercisability of such right is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of comparability of rights under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     7.4 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this Plan. Options may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under this Plan shall thereupon be canceled and become null and void.

     7.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option. The Committee (or the Board, in the case of grants to Independent Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or other award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

     7.6 Loans. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

     7.7 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee (or the Board, in the case of grants to Independent Directors) shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Options or other awards made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of the award, or upon the receipt or resale of any Common Stock underlying such award, must be paid to the Company, and (ii) the award shall terminate and any unexercised portion of such award (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the award, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

     7.8 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan or any Option intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

     7.9 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Independent Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

     7.10 Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock under this Plan or under Options hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan or Option granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     7.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

     7.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to conflicts of laws thereof.

PROXY

VESTIN GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VESTIN GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Vestin Group, Inc., hereby constitutes and appoints Michael V. Shustek, Stephen J. Byrne and Lance K. Bradford, and each and any of them, the attorneys and proxies of the undersigned with full power of substitution to act and vote for and in the name, place and stead of the undersigned, at the 2002 Annual Meeting of Stockholders of the Company, to be held at Palace Station Hotel located at 1212 W. Sahara Blvd., Las Vegas, Nevada 89102, on August 21, 2002 at 2:00 p.m., Pacific Standard Time, and at any adjournment(s) or postponement(s) thereof, the number of votes the undersigned would be entitled to cast if present upon all matters referred to below and described in the Proxy Statement for the meeting and, at their discretion, upon any other matters that may properly come before the meeting:

(1) Election of Directors.	FOR ALL NOMINEES LISTED BELOW ☐ (EXCEPT AS MARKED)	WITHHOLD ALL ☐ ABSTAIN ☐

Nominees: Michael J. Shustek, Stephen J. Byrne, Robert J. Aalberts, Lance K. Bradford, John E. Dawson, Robert E. Forbuss, Robert A. Groesbeck, James C. Walsh, Steve DuCharme and Jan Jones.

Authority is withheld as to the following:

(2)	Ratification of Ernst & Young LLP as the Company’s Independent Accountants for Fiscal 2002.

FOR ☐        AGAINST ☐        ABSTAIN ☐

(3)	Ratification of the increase in the number of shares of Common Stock authorized to be issued pursuant to the 2000 Stock Option Plan from 600,000 shares to 1,500,000 shares.

FOR ☐        AGAINST ☐        ABSTAIN ☐

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE, FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS, AND FOR THE RATIFICATION OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED PURSUANT TO THE 2000 STOCK OPTION PLAN FROM 600,000 SHARES TO 1,500,000 SHARES AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Date:	, 2002

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signatures:

Please return this proxy, properly completed, dated and signed, in the enclosed, postage-paid envelope to StockTrans, Inc.

I Will          Will not          attend the Meeting.